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                   [PEEL, SCHATZEL & WELLS, P.A. LETTERHEAD]



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 9, 1998, in the Registration Statement on Form SB-2 as amended, of Studio City Holding Corporation (No. 333-62551) filed with the Securities and Exchange Commission, and the related Prospectus contained therein.

/s/ PEEL, SCHATZEL & WELLS, P.A.

Peel, Schatzel & Wells, P.A.
St. Petersburg, Florida

February 8, 1999